SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A
                        -------------------------------

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                             ST. JUDE MEDICAL, INC.
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             (Exact name of registrant as specified in its charter)


                MINNESOTA                               41-1276891
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)


ONE LILLEHEI PLAZA  ST. PAUL  MINNESOTA                    55117
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(Address of principal executive offices)                (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:


             Title of each class         Name of each exchange on which
             to be so registered         each class is to be registered
             -------------------         ------------------------------
         Common Stock, $.10 Par Value     New York Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:
                                      None
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                                (Title of Class)



Item 1.           Description of Registrant's Securities
                  to be Registered
                  --------------------------------------

                  Common Stock, $.10 Par Value
                  ----------------------------

                  The capital stock of ST. JUDE MEDICAL, INC. (the "Registrant"), a Minnesota Corporation, to be registered on the New York Stock Exchange, Inc. (the "Exchange"), is the Registrant's Common Stock with a par value of $.10 per share. Holders of Common Stock are entitled to one vote per share at all meetings of shareholders. Dividends that may be declared on the Common Stock will be paid in an equal amount to the holder of each share. No pre-emptive rights are conferred upon the holders of such stock and there are no liquidation or conversion rights. Nor are there any redemption or sinking fund provisions and there is no liability to further calls or to assessments by the Registrant.


Item 2.     Exhibits

            1. All exhibits required by Instruction II to Item 2 will be supplied to the New York Exchange.



                                    SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.




                                      ST. JUDE MEDICAL, INC.


11/6/96                               /s/ Stephen L. Wilson
------------                          -----------------------------------
Date                                  By    STEPHEN L. WILSON
                                            VICE PRESIDENT - FINANCE
                                            AND CHIEF FINANCIAL
                                            OFFICER
                                            (Principal Financial and
                                            Accounting Officer)